UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2011

GOLD HOLDING CORP.

(Exact name of registrant as specified in charter)

Nevada	000-52775	20-4076559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

112 North Curry Street, Carson City, Nevada	89703
(Address of principal executive offices)	(Zip Code)

775-321-8216

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01.

Entry into Material Definitive Agreement.

Item 3.02

Unregistered Sales of Equity Securities

On December 13, 2011, Gold Holding Corp. (the “Company”) entered into an Agreement for the Purchase and Sale of Technology Agreement (the “Agreement”) with Green & Blue Sustainable Technologies (“Green & Blue”).  Pursuant to the Agreement, the Company acquired all of the rights and patents to certain wind offshore energy technologies developed by Green & Blue (the “Technologies”).  Pursuant to the Agreement, the Company issued 25 million shares of restricted common stock as full payment for the acquisition of the Technologies.  Green & Blue is a holding company that is solely owned by Mr. Ricardo Prats Canós, the inventor of the Technology.

The shares were issued in reliance upon the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Regulation S as the securities were issued in an "offshore transaction", as defined in Rule 902(h) of Regulation and the Company did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the securities.  The stockholder was not a U.S. person, as defined in Regulation S, and was not acquiring the securities for the account or benefit of a U.S. person.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLD HOLDING CORP.

Date: December 15, 2011	By:	/s/ Francisco Quiros Krum
Francisco Quiros Krum, President